UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 3, 2008
ARIAD Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-21696	22-3106987
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

26 Landsdowne Street, Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (617) 494-0400
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03 Amendment to Articles of Incorporation or By-Laws; Change in Fiscal Year.
On November 3, 2008, the Board of Directors of ARIAD Pharmaceuticals, Inc. (the “Company”) approved amendments to the Company’s Restated By-Laws to remove the position of Vice Chairman. A copy of the Company’s Restated By-Laws, as amended, is attached hereto as Exhibit 3.1.
ITEM 8.01 Other Events.
In connection with the amendments to the Company’s Restated By-Laws, the Board also appointed Athanase Lavidas, Ph.D. as lead director, a role previously held by Sandford D. Smith as Vice Chairman, which position has been eliminated. The Board also approved conforming amendments to the Company’s Corporate Governance Guidelines. Under the Corporate Governance Guidelines, the role of the lead director is to support the ability of the independent directors to perform their responsibilities as independent directors. As such, he or she is responsible for oversight of those processes of the Board which independent directors are required to perform. In addition, he or she presides at meetings of the non-management directors. The lead director also meets and consults regularly with the Chairman of the Board. A copy of the Company’s Corporate Governance Guidelines, as revised, will be posted in the Corporate Governance section of the Company’s website at www.ariad.com.
ITEM 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description

3.1	Restated By-Laws of ARIAD Pharmaceuticals, Inc., as amended.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIAD Pharmaceuticals, Inc.

By:	/s/ Edward M. Fitzgerald Edward M. Fitzgerald
Senior Vice President, Chief Financial Officer
Date: November 5, 2008

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